SCHEDULE II
               INFORMATION WITH RESPECT TO
     TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
     SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)



                                   SHARES PURCHASED        AVERAGE
                    DATE           SOLD(-)                 PRICE(2)


COMMON STOCK-BRAD RAGAN


GABELLI FUNDS, INC.
          GABELLI VALUE FUND
                    4/15/96              600            35.8833


GAMCO INVESTORS, INC.
                    5/16/96           27,900-             *DO
                    3/25/96              200-           36.0000























(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NY STOCK EXCHANGE.
(2) PRICE EXCLUDES COMMISSION.
(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL
    OWNERSHIP.


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